SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

305 San Anselmo Avenue, Suite 300, San Anselmo, CA 94960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 747-8775

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Definitive Agreement

On February 4, 2013, Propell Technologies Group, Inc. (the “Company”) entered into a Share Exchange Agreement with the ten shareholders of Novas Energy (USA), Inc. (“Novas”) whereby the Company exchanged 100,000,000 of its shares of common stock for all of the issued and outstanding shares of Novas. After the consummation of the share exchange, Novas became a wholly owned subsidiary of the Company and the shareholders of Novas were issued shares of the common stock of the Company representing in the aggregate approximately 56% of the outstanding voting power (including common and preferred shares) of the Company.

Item 2.01          Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on February 4, 2013, the Company entered into the Share Exchange Agreement with the shareholders of Novas. Upon closing of the share exchange, each of the Novas shareholders exchanged their respective shares of Novas for shares of the Company’s common stock. As a result 100,000,000 shares of the Company’s common stock were issued to the Novas shareholders and Novas became a wholly owned subsidiary of the Company.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and any of Novas’ respective affiliates, directors or officers

The Company intends to carry on the business of Novas in addition to its current business. Novas has an exclusive license to engage in the commercial application of a proprietary “Plasma-Pulse Technology” to enhance the recovery of oil and gas in the United States.

Item 3.02          Unregistered Sale of Equity Securities

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and issuance of the shares of Common Stock will not be registered under the Securities Act of 1933 at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company intends to rely on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, based on the Company’s belief that the offer and sale of the Common Stock has not and will not involve a public offering as the investors are “accredited investors” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offering.   The exchange of the Shares for debt is exempt from registration requirements under Section 3(a)(9) of the Securities Act of 1933.

In addition, on February 1, 2013 the Company issued an aggregate of 24,837,500 shares of its Common Stock to 16 note holders upon conversion of an aggregate of $496,750 principal amount of notes held by such noteholders. The exchange of the shares for debt is exempt from registration requirements under Section 3(a)(9) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial Statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information (Unaudited).

Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(d) Exhibits.

10.1	Share Exchange Agreement by and between the Company and Novas Energy (USA), Inc. dated February 4, 2013

99.1	Press Release dated February 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

Date: February 4, 2013	By:	/s/ Edward Bernstein
Name: Edward Bernstein
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Exchange Agreement by and between the Company and Novas Energy (USA), Inc. dated January 31, 2013

99.1	Press Release dated February 4, 2013.